As filed with the Securities and Exchange Commission on June 8, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENAISSANCERE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-014-1974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Renaissance House

12 Crow Lane, Pembroke HM 19

Bermuda

(441) 295-4513

(Address, including zip code, and telephone number, including area code, of principal executive offices)

RenaissanceRe Holdings Ltd. 2010 Employee Stock Purchase Plan

RenaissanceRe Holdings Ltd. 2010 Performance-Based Equity Incentive Plan

(Full title of the plan)

c/o Tracy H. Bowden, Esq.

General Counsel and Secretary

RenRe North America Holdings Inc.

5801 Tennyson Parkway, Suite 600

Plano, Texas 75024

(972) 664-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Robert B. Stebbins Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000	Stephen H. Weinstein, Esq. Senior Vice President, Chief Compliance Officer, General Counsel and Secretary Renaissance House 12 Crow Lane, Pembroke HM 19 Bermuda (441) 295-4513

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (4)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Shares, par value $1.00 per share	650,000 (1) 750,000 (2)	$54.33 $54.33	$35,314,500 $40,747,500	$2,517.93 $2,905.30

(1)	Represents 650,000 Common Shares issuable pursuant to the RenaissanceRe Holdings Ltd. 2010 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).
(2)	Represents 750,000 Common Shares issuable pursuant to the RenaissanceRe Holdings Ltd. 2010 Performance-Based Equity Incentive Plan (the “Performance Share Plan”).
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the common stock of the registrant on June 1, 2010, as reported on the New York Stock Exchange.
(4)	In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Employee Stock Purchase Plan and Performance Share Plan, to prevent dilution resulting from stock splits, stock dividends, or similar transactions effected without receipt of consideration.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by RenaissanceRe Holdings Ltd. (the “Company”) to register 650,000 of the Company’s common shares, par value $1.00 per share (“Common Shares”), which may be issued under the Company’s 2010 Employee Stock Purchase Plan, and 750,000 Common Shares which may be issued under the Company’s 2010 Performance-Based Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Company, are incorporated by reference into the Registration Statement:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 19, 2010, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on April 29, 2010, pursuant to the Exchange Act;

(c) the Company’s Current Reports on Form 8-K, filed on January 14, 2010, March 11, 2010, March 15, 2010, March 18, 2010, April 27, 2010, and May 21, 2010, pursuant to the Exchange Act; and

(d) the description of the Company’s Common Shares, which is contained in the Company’s Registration Statement on
Form 8-A, filed on July 24, 1995, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	DESCRIPTION OF SECURITIES

Inapplicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 98 of the Companies Act of 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers, and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer, or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers, and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

The Company has adopted provisions in its Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Companies Act, except where such liability arises from fraud, dishonesty, willful negligence, or default.

The Company has entered into employment agreements with its executive officers which contain provisions pursuant to which the Company has agreed to indemnify each executive to the fullest extent contemplated by Bermuda laws, subject to only certain exceptions, and to maintain customary insurance policies providing for indemnification.

The Company purchased insurance on behalf of its directors and officers for liabilities arising out of their capacities as such.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

Item 8.	EXHIBITS

Exhibit No.	Description of Exhibit

5	Opinion of Conyers Dill & Pearman Limited as to the validity of shares to be issued.

23.1	Consent of Conyers Dill & Pearman Limited (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young Ltd.—Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the signature page).

Item 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 8th day of June 2010.

RENAISSANCERE HOLDINGS LTD.

By:	/S/ NEILL A. CURRIE
Name:	Neill A. Currie
Title:	President, Chief Executive Officer, Director

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Stephen H. Weinstein and Mark A. Wilcox, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ NEILL A. CURRIE Name: Neill A. Currie	President and Chief Executive Officer (Principal Executive Officer)	June 8, 2010

/S/ JEFFREY D. KELLY Name: Jeffrey D. Kelly	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2010

/S/ MARK A. WILCOX Name: Mark A. Wilcox	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 8, 2010

/S/ W. JAMES MACGINNITIE Name: W. James MacGinnitie	Chairman of the Board of Directors	June 8, 2010

Signature	Title	Date

/S/ THOMAS A. COOPER Name: Thomas A. Cooper	Director	June 8, 2010

/S/ DAVID C. BUSHNELL Name: David C. Bushnell	Director	June 8, 2010

/S/ JAMES L. GIBBONS Name: James L. Gibbons	Director	June 8, 2010

/S/ JEAN D. HAMILTON Name: Jean D. Hamilton	Director	June 8, 2010

/S/ WILLIAM F. HECHT Name: William F. Hecht	Director	June 8, 2010

/S/ HENRY KLEHM, III Name: Henry Klehm, III	Director	June 8, 2010

/S/ RALPH B. LEVY Name: Ralph B. Levy	Director	June 8, 2010

/S/ ANTHONY M. SANTOMERO Name: Anthony M. Santomero	Director	June 8, 2010

/S/ NICHOLAS L. TRIVISONNO Name: Nicholas L. Trivisonno	Director	June 8, 2010

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5	Opinion of Conyers Dill & Pearman Limited as to the validity of shares to be issued.

23.1	Consent of Conyers Dill & Pearman Limited (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young Ltd. - Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the signature page).

99.1	RenaissanceRe Holdings Ltd. 2010 Employee Stock Purchase Plan (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A for the year ended December 31, 2009, as filed on April 8, 2010).

99.2	RenaissanceRe Holdings Ltd. 2010 Performance-Based Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the year ended December 31, 2009, as filed on April 8, 2010).